UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2024

CODORUS VALLEY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-15536	23-2428543
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

105 Leader Heights Road, York, Pennsylvania, 17403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 747-1519

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

 Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2024 (the “Closing Date”), Codorus Valley Bancorp, Inc. (“Codorus Valley”) completed the previously announced merger of equals (the “Merger”) with Orrstown Financial Services, Inc. (“Orrstown”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 12, 2023, by and between Orrstown and Codorus Valley. At the effective time of the Merger (the “Effective Time”), Codorus Valley was merged with and into Orrstown, with Orrstown as the surviving corporation, which was promptly followed by the merger of Codorus Valley’s wholly-owned bank subsidiary, PeoplesBank, A Codorus Valley Company (“PeoplesBank”), with and into Orrstown Bank, a wholly-owned subsidiary of Orrstown, with Orrstown Bank as the surviving bank.

Pursuant to the terms of the Merger Agreement, each share of Codorus Valley common stock, $2.50 par value per share (“Codorus Common Stock”), outstanding immediately prior to the Effective Time was canceled and converted into the right to receive 0.875 shares (the “Exchange Ratio”) of Orrstown common stock, no par value per share (“Orrstown Common Stock”), with an amount in cash, without interest, to be paid in lieu of fractional shares.

In addition, at the Effective Time, (i) each option to purchase Codorus Common Stock under Codorus Valley’s 2007 Long-Term Incentive Plan, as amended, and 2017 Long-Term Incentive Plan, as amended, and any other similar plan (collectively, the “Codorus Valley Equity Plans”), outstanding immediately prior to the Effective Time was automatically converted into an option to purchase a number of shares of Orrstown Common Stock equal to the product of the number of shares of Codorus Common Stock subject to such stock option immediately prior to the Effective Time and the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (a) the exercise price per share of Codorus Common Stock of such stock option immediately prior to the Effective Time divided by (b) the Exchange Ratio; (ii) all time-based restricted stock awards and time-based restricted stock unit awards granted under the Codorus Valley Equity Plans were vested in full; and (iii) all performance-based restricted stock awards and performance-based restricted stock unit awards granted under the Codorus Valley Equity Plans were vested in full. In addition, the 2007 Codorus Valley Bancorp, Inc. Restated Employee Stock Purchase Plan was terminated prior to the closing date of the Merger. Each outstanding share of Orrstown Common Stock remained outstanding and was unaffected by the Merger.

The total aggregate consideration delivered to holders of Codorus Common Stock was approximately 8,532,418 shares of Orrstown Common Stock. The issuance of shares of Orrstown Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Registration Statement on Form S-4 (File No. 333-278364) initially filed by Orrstown with the Securities and Exchange Commission (the “SEC”) on March 29, 2024 and declared effective on April 23, 2024 (the “Registration Statement”).

The foregoing description of the transactions contemplated by the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Orrstown’s Current Report on Form 8-K filed with the SEC on December 12, 2023 (the “Signing 8-K”), and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, Codorus Valley notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had closed and requested that Nasdaq (i) suspend trading of Codorus Valley Common Stock after the close of trading on June 28, 2024 (ii) withdraw Codorus Valley Common Stock from listing on Nasdaq prior to the opening of trading on July 2, 2024, and (iii) file with the SEC a notification on Form 25 of delisting of Codorus Valley Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Codorus Valley Common Stock is no longer listed on Nasdaq.

Additionally, Orrstown, as successor to Codorus Valley, intends to file with the SEC as promptly as possible a certification on Form 15 requesting the termination of registration of Codorus Valley Common Stock under Section 12(g) of the Exchange Act and the suspension of Codorus Valley’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Section 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

At the Effective Time, each holder of a certificate or book-entry share representing any shares of Codorus Valley Common Stock ceased to have any rights with respect thereto, except the right to receive the Merger Consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth in Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, in accordance with the terms of the Merger Agreement, each of Codorus Valley’s directors and executive officers ceased serving in such capacities and Orrstown expanded the size of its board of directors to thirteen (13) directors. As previously disclosed, the six directors designated by Codorus Valley pursuant to the Merger Agreement, each of whom previously served as a member of the board of directors of Codorus Valley and PeoplesBank, and were appointed by the Orrstown Board and the Orrstown Bank Board, in each case effective as of the Effective Time, are as follows: Sarah M. Brown, Brian D. Brunner, Scott V. Fainor, John W. Giambalvo, Craig L. Kauffman and J. Rodney Messick.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Amended and Restated Articles of Incorporation of Codorus Valley and the Amended and Restated Bylaws of Codorus Valley ceased to be in effect by operation of law. The Amended and Restated Articles of Incorporation of Orrstown and the Amended and Restated Bylaws of Orrstown (as amended immediately prior to the Effective Time to add certain governance provisions required by the Merger Agreement) in effect immediately prior to the Effective Time remained the Amended and Restated Articles of Incorporation of Orrstown and the Amended and Restated Bylaws of Orrstown (as successor to Codorus Valley by operation of law), in each case consistent with the terms of the Merger Agreement.

The foregoing description of the amendment to the Amended and Restated Bylaws does not purport to be complete and is qualified entirely by the text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibits 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

On July 1, 2024, Orrstown and Codorus Valley issued a joint press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of December 14, 2022, by and between Codorus Vally Bancorp, Inc. and Orrstown Financial Services, Inc. (incorporated by reference to Exhibit 2.1 to Codorus Valley’s Form 8-K filed with the SEC on December 12, 2023)

3.1	Amended and Restated By-Laws of Orrstown Financial Services, Inc. dated July 1, 2024

99.1	Joint Press release, dated July 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2024	Codorus Valley Bancorp, Inc.

	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Executive Vice President, General Counsel and Corporate Secretary